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                                                                    EXHIBIT 23.1

                          Consent of Ernst & Young, LLP

The Board of Directors and Stockholders
Nanophase Technologies Corporation:

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Nanophase Technologies Corporation Equity Compensation Plan of our report dated February 2, 2001 with respect to the financial statements and schedule of Nanophase Technologies Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.





November 28, 2001
Chicago, Illinois

                                                         /s/ ERNST & YOUNG, LLP